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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Lakewood State Bank



     We consent to the use in this Amendment #1 to the Registration Statement on Form S-2 of our report dated January 28, 1998, with respect to the balance sheets of Lakewood State Bank as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended and to the reference to us under the caption "Experts".



                                    /s/ Fortner, Bayens, Levkulich and Co., P.C.


Denver, Colorado
November 16, 1998